Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Blink Charging Co. on Amendment No. 1 to Form S-3 (File No. 333-275123) of our report dated March 14, 2023, with respect to our audits of the consolidated financial statements of Blink Charging Co. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, and our report dated March 14, 2023 with respect to our audit on the effectiveness of internal control over financial reporting of Blink Charging Co. as of December 31, 2022, appearing in the Annual Report on Form 10-K, as amended on Form 10-K/A, of Blink Charging Co. as of December 31, 2022.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp

New York, NY

October 31, 2023